Exhibit 99.1

Conference Call:	Today, February 9, 2010 at 5:00 p.m. EST
Dial-in Numbers:	(212) 231-2904 (U.S. & International)
Webcast:	www.madcatz.com (Select “Investors”)
Replay Information:	See release text

News Announcement	For Immediate Release

Contact:
Stewart Halpern	Joseph Jaffoni, Norberto Aja, James Leahy
Mad Catz Interactive, Inc.	Jaffoni & Collins, Inc.
800/831-1442	212/835-8500 or mcz@jcir.com
MAD CATZ REPORTS FISCAL THIRD QUARTER NET SALES OF
$48.8 MILLION AND NET INCOME OF $5.6 MILLION
- Strong Growth in Sales and Gross Margin Lead to
Record Quarterly Net Income, Diluted EPS and EBITDA -
San Diego, California – February 9, 2010 – Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (NYSEAmex/TSX: MCZ), a leading third-party interactive entertainment accessory provider, today announced financial results for its fiscal third quarter ended December 31, 2009.
Mad Catz reported net sales for the quarter ended December 31, 2009 of $48.8 million, an increase of 19% from third quarter net sales of $40.8 million in fiscal 2009 and the second-best quarter of sales in the Company’s history. Net sales in North America, the Company’s largest market, totaled $24.6 million, while net sales to Europe increased to a record $23.0 million for the fiscal 2010 third quarter. Gross profit of $15.9 million in the fiscal 2010 third quarter represented an increase of 51% from $10.5 million in the same quarter of the prior year, primarily due to a shift in the Company’s product mix and a return to more normal levels of reserves as a percentage of sales as compared to last year’s period of unusual economic uncertainty. Gross profit margin improved by nearly 7 percentage points to 33% from 26% in the year-ago quarter.
Excluding the $28.5 million goodwill impairment charge taken in the third quarter of fiscal 2009, total operating expenses in the third quarter of fiscal 2010 decreased by 2% to $8.3 million, resulting in operating income of $7.6 million for the quarter, compared to operating income of $2.1 million in the year ago period. In the first nine months of fiscal 2010, Mad Catz reduced its total operating expenses by approximately 16%, or $4.2 million, compared to the first nine months of the prior fiscal year when excluding the goodwill impairment charge taken in the year-ago period. The Company had a foreign exchange gain of $0.1 million for the third quarter of fiscal 2010, compared to a $1.0 million gain in the prior year’s fiscal third quarter. Reflecting income tax expenses of $1.6 million, Mad Catz reported record quarterly net income of $5.6
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Mad Catz Interactive, 2/9/10	page 2
million in the quarter ended December 31, 2009, or $0.09 per diluted share — also a quarterly record — compared to a net loss of $26.9 million, or a loss of $0.49 per diluted share after income tax expenses of $1.1 million in the third quarter of the prior fiscal year.
EBITDA, a non-GAAP measure (defined as earnings before interest, taxes, depreciation and amortization), was the highest for any quarter in the Company’s history, rising 107% to $8.7 million in the third fiscal quarter, compared with EBITDA (excluding goodwill impairment) of $4.2 million in the comparable period of fiscal 2009.
Commenting on the results, Darren Richardson, President and Chief Executive Officer of Mad Catz, stated, “We are pleased to report strong sales growth in our fiscal third quarter, as well as record net income, diluted EPS and EBITDA. These results reflect our success in aligning the Company with some of the industry’s most popular and anticipated titles, and in bringing high-value products to market that enhance the gaming experience. During the quarter, Mad Catz achieved strong growth in sales and gross margin and, at the same time, we continued to maintain our operating cost discipline, demonstrating the operating leverage potential of our business model.
“Net sales growth was led by record quarterly sales from our European operations, which rose 58% over the prior year period. In the U.S., we experienced a slight year-over-year decline in sales due to the cautious consumer environment coupled with a tough year-over-year comparison given the strong sales of Wii accessories in the same period last year.
“We continued to make meaningful progress on our cost management initiatives as selling, general and administrative expenses decreased by 6% to $7.2 million during the quarter and by 21% to $18.3 million over the first nine months of the fiscal year. At the same time, and excluding the one-time goodwill impairment charge taken in the prior year quarter, we were able to lower total operating expenses in the quarter by 2% versus the year-ago period and by 16% over the first nine months of the fiscal year. With the Company’s significant progress on expense reduction during the first nine months of fiscal 2010, we are well ahead of our previously stated goal of lowering SG&A expenses by no less than 10% in fiscal 2010 versus fiscal 2009.
“While the videogame industry has experienced significant economic-related pressure, we are highly encouraged by the consumer reception to our product portfolio and believe that our strategy to diversify our product line-up across a broader range of licensed and non-licensed properties, hardware platforms, both within the videogame sector as well as expanding into the PC market, will continue to serve the Company well. We also believe our balance sheet provides us the financial flexibility to continue our efforts to grow sales, earnings, free cash flow and shareholder value.”
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Mad Catz Interactive, 2/9/10	page 3
Third Quarter Fiscal 2010 Financial Highlights:
▪	Net sales for the fiscal 2010 third quarter rose 19% from the prior year quarter:
o	North American net sales declined 1% to $24.6 million, or 50% of quarterly sales;

o	European net sales rose 58% to $23.0 million, or 47% of quarterly sales; and,

o	Net sales to other countries declined 21% to $1.2 million, or 3% of quarterly sales.
▪	Gross sales by platform were diversified as follows:
o	Xbox 360™ accounted for 31% of total gross sales vs. 21% a year ago;

o	PC products represented 23% of total gross sales vs. 27% in the prior year quarter;

o	Wii represented 14% of total gross sales vs. 17% in the prior year quarter;

o	PlayStation® 3 accounted for 17% of total gross sales vs. 5% a year ago; and

o	All other platforms represented 15% of total gross sales vs. 30% a year ago.
▪	Gross sales by category were diversified as follows:
o	Accessories represented 30% of total gross sales vs. 45% a year ago;

o	Controllers represented 26% of total gross sales vs. 26% a year ago;

o	Specialty controllers represented 21% of total gross sales vs. 11% a year ago;

o	Audio products represented 10% of total gross sales vs. 5% a year ago;

o	PC input device products accounted for 8% of total gross sales vs. 11% a year ago;

o	All other products totaled 3% of total gross sales vs. 0% in the prior year quarter; and,

o	Games accounted for 2% of total gross sales vs. 2% a year ago.
▪	Reported net position of bank loan less cash at December 31, 2009, of $17.4 million, compared to $19.5 million at December 31, 2008.
Highlights of New Products Shipped in the Third Quarter of Fiscal 2010:
▪	Call of Duty: Modern Warfare 2 accessories, including wireless and wired Combat Controllers, Voice Communicator and Headset, Controller Faceplates, Mice and Keyboards;

▪	Mad Catz Marvel vs Capcom 2 Arcade FightStick: Tournament Edition;

▪	Street Fighter IV ‘Round 2’ accessories, including official Street Fighter IV ‘Round 2’ Arcade FightStick: Tournament Edition and official Street Fighter IV ‘Round 2’ FightPad;

▪	Racing Wheel for Xbox 360 featuring Dale Earnhardt, Jr. artwork;

▪	Wireless Network Adaptor for Xbox 360 and PlayStation 3;

▪	Rock Band Wireless Fender Telecaster ‘Player’s Edition’ guitar for the Xbox 360® videogame console; and,

▪	Private label Wii-motes for a major retailer.
Highlights of Recent/Upcoming Product Launches:
▪	Tatsunoko VS. Capcom Arcade FightStick For Wii™ (North America and Europe – January 2010);

▪	Eclipse touchmouse™ (North America and Europe – January 2010);

▪	PRO Flight X65F Combat Control System (North America and Europe – February 2010)

▪	Controller faceplates for Xbox 360 and PlayStation 3 featuring Dale Earnhardt, Jr. artwork (North America – February 2010);

▪	Eclipse Wireless litetouch™ Keyboard, litetouch™ Keyboard, and mobilemouse™ (North America and Europe – March 2010);
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Mad Catz Interactive, 2/9/10	page 4
▪	Licensed Sonic the Hedgehog accessories for use with Nintendo DSi™ and Nintendo DS™ Lite video game systems (North America – Spring 2010);

▪	Super Street Fighter IV FightStick;

▪	Licensed Nintendo accessories for use with the Wii™, Nintendo DSi™ and Nintendo DS™ Lite videogame systems (North America and Europe – Spring 2010);

▪	Super Street Fighter IV™ Arcade FightStick™ Tournament Edition for Xbox 360 and PlayStation 3; and,

▪	Next-gen premium Cyborg™ R.A.T. Gaming mice (North America and Europe – Spring 2010).
Mr. Richardson, concluded, “Over the past few years, we’ve successfully transitioned Mad Catz’ product strategy from a value-oriented console videogame focus to a premium products focus, diversifying both geographically and by expanding to the PC market.
“We recently showcased many of our newest PC products at the annual Consumer Electronics Show to extremely positive industry and trade reviews. As we enter calendar 2010, we believe we have an excellent product line-up, our most expansive sales and product distribution reach, and an operating expense structure that offers further opportunities for earnings leverage.”
The Company will host a conference call and simultaneous webcast on February 9, 2010, at 5:00 p.m. EST, which can be accessed by dialing (212) 231-2904. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “Investors”) or for 7 days via telephone at (402) 977-9140 (reservation #21458460) or, for International callers, at (800) 633-8284.
About Mad Catz Interactive, Inc.
Mad Catz is a leader in providing innovative peripherals for the interactive entertainment industry. Mad Catz designs and markets accessories for videogame systems and publishes videogame software, including the industry-leading GameShark videogame enhancements, under its Mad Catz, GameShark and Joytech brands. Mad Catz also designs and markets mice, keyboards, headsets, PC gaming controllers and other PC peripherals through its Saitek and Cyborg brands, and manufactures and markets proprietary portable earphones under its AirDrives brand. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products across North America and Europe, and is increasing its distribution reach in Asia. For additional information please go to www.madcatz.com, as well as www.gameshark.com, www.airdrives.com and www.saitek.com.
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Mad Catz Interactive, 2/9/10	page 5
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements and forward-looking information (“forward-looking statements”) about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation except as required by law to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance, including in respect of reductions in selling, general and administrative expenses, growth in EBITDA and earnings in the current fiscal year and the success of a new product launch. These forward looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing our stated requirements with the Securities and Exchange Commission and Ontario Securities Commission; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators. Readers are cautioned not to place undue reliance on the forward-looking statements as actual results may differ materially from those expressed or implied in the forward looking statements.
- TABLES FOLLOW -

Mad Catz Interactive, 2/9/10	page 6
MAD CATZ INTERACTIVE, INC.
Consolidated Statements of Operations
(unaudited, in thousands of US$, except share and per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales	$48,763	$40,817	$92,745	$89,872
Cost of sales	32,822	30,269	63,424	63,307

Gross profit	15,941	10,548	29,321	26,565
Operating expenses:
Sales and marketing	3,696	3,851	8,747	10,816
General and administrative	3,465	3,783	9,533	12,307
Research and development	741	223	2,033	1,161
Amortization of intangible assets	395	597	1,567	1,811
Goodwill impairment	0	28,513	0	28,513

Total operating expenses	8,297	36,967	21,880	54,608

Operating income (loss)	7,644	(26,419)	7,441	(28,043)

Interest expense, net	(645)	(521)	(1,637)	(1,512)

Foreign exchange gain (loss), net	109	1,032	(310)	859

Other income	42	112	138	251

Gain (Loss) before income taxes	7,150	(25,796)	5,632	(28,445)
Income tax expense	1,558	1,113	2,007	480

Net income (loss)	$5,592	$(26,909)	$3,625	$(28,925)

Basic net gain (loss) per share	$0.10	$(0.49)	$0.07	$(0.53)

Diluted net gain (loss) per share	$0.09	$(0.49)	$0.07	$(0.53)

Weighted average shares — basic	55,098,549	55,098,549	55,098,549	55,085,822

Weighted average shares — diluted	65,316,293	55,098,549	55,098,549	55,085,822

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Mad Catz Interactive, 2/9/10	page 7
MAD CATZ INTERACTIVE, INC.
Consolidated Balance Sheets
(unaudited in thousands of US$)

	December 31,	March 31,
	2009	2009
Assets
Current assets:
Cash	$5,825	$2,890
Accounts receivable, net	28,374	15,524
Other receivables	176	471
Inventories	24,978	17,774
Deferred tax assets	19	19
Income taxes receivable	760	759
Other current assets	1,273	1,491

Total current assets	61,405	38,928

Deferred tax assets	367	484
Other assets	704	362
Property and equipment, net	3,568	2,242
Intangible assets, net	3,231	5,118
Goodwill	8,453	8,467

Total assets	$77,728	$55,601

Liabilities and Shareholders’ Equity
Current liabilities:
Bank loan	$23,256	$13,272
Accounts payable	15,983	13,528
Accrued liabilities	8,294	5,929
Note payable	847	847
Income taxes payable	2,040	655

Total current liabilities	50,420	34,231

Other long term liabilities	1,484	453
Convertible notes payable	14,500	14,500

Total liabilities	66,404	49,184

Shareholders’ equity:
Common stock	48,715	48,255
Other comprehensive income	923	101
Accumulated deficit	(38,314)	(41,939)

Total shareholders’ equity	11,324	6,417

Total liabilities and shareholders’ equity	$77,728	$55,601

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Mad Catz Interactive, 2/9/10	page 8
Geographical Sales Data
The Company’s net sales were generated in the following geographic regions:

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales:
United States	$23,375	$23,956	$48,520	$51,069
Europe	22,982	14,548	38,811	34,050
Canada	1,201	787	2,555	1,349
Other countries	1,205	1,526	2,859	3,404

	$48,763	$40,817	$92,745	$89,872

MAD CATZ INTERACTIVE, INC.
Supplementary Data
(unaudited, in thousands of US$)
Adjusted Net Income (Loss) Reconciliation (non GAAP)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Pre-tax income (loss)	$7,150	$(25,796)	$5,632	$(28,445)

Goodwill impairment	—	28,513	—	28,513

Amortization of intangible assets	541	597	2,008	1,811
Stock-based compensation cost	150	178	458	339

Adjusted pre-tax income*	7,841	3,492	8,098	2,218
Adjusted provision for income taxes (at pro forma effective rate)	1,610	1,430	2,201	1,196

Adjusted net income *	$6,231	$2,062	$5,897	$1,022

Adjusted diluted earnings per share*	$0.10	$0.04	$0.11	$0.02

*	Adjusted net income (loss) and adjusted diluted earnings per share are non-GAAP financial measures and are not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Mad Catz believes that certain non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Mad Catz’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP measures, specifically those that adjust for stock-based compensation and amortization of intangibles, also facilitate comparisons of the Company’s performance to prior periods.
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Mad Catz Interactive, 2/9/10	page 9
EBITDA and Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income (loss) plus interest, taxes, depreciation and amortization and goodwill impairment.

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income (loss)	$5,592	$(26,909)	$3,625	$(28,925)
Adjustments:
Interest expense	645	521	1,637	1,512
Income tax expense	1,558	1,113	2,007	480
Depreciation and amortization	920	973	3,003	3,138
EBITDA	$8,715	$(24,302)	$10,272	$(23,795)

Goodwill impairment	0	28,513	0	28,513

Adjusted EBITDA	$8,715	$4,211	$10,272	$4,718

Adjusted EBITDA represents net loss plus interest, taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating income or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the operating performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of some of our assets.
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